Exhibit 99.1

Privia Health Reports Fourth Quarter and Full-Year 2024 Financial Results

–All 2024 Operating and Financial Metrics Above High End of Guidance Ranges
–Very strong New Provider Signings; Implemented Providers +11.2% from Year-end 2023
–Full-year 2024 Net Cash Provided by Operating Activities of $109.3 million, +35.3% from 2023, with De Minimis Capital Expenditures
–Year-end 2024 Cash Balance of $491.1 million and No Debt
–2025 Guidance Reflects Continued Momentum and Profitable Growth Despite Challenging Medicare Advantage and Value-based Environment

ARLINGTON, VA – February 27, 2025 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial and operating results for the fourth quarter and full year ended December 31, 2024. Each of the Company’s operating and financial performance metrics were above the high end of its guidance ranges for 2024, as highlighted below.
Full-Year Performance

	For the Years Ended December 31,
($ in millions, except per share amounts)	2024	2023	Change (%)*

Total revenue	$1,736.4	$1,657.7	4.7%
Gross profit	$397.7	$353.8	12.4%
Operating income	$17.0	$20.6	(17.8)%
Net income [a]	$14.4	$23.1	(37.7)%
Non-GAAP adjusted net income [b]	$97.6	$81.5	19.8%
Net income per share	$0.11	$0.19	(42.1)%
Non-GAAP adjusted net income per share [b]	$0.78	$0.64	21.9%

*Any slight variations in totals are due to rounding.
a.Net income for full-year 2024 included $56.7 million in non-cash stock compensation expense and $9.5 million in legal, non-recurring, and other expenses. Net income for full-year 2023 included $37.1 million in non-cash stock compensation expense and $7.9 million in legal, non-recurring, and other expenses.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Highlights from 2024 include:
•Very strong new provider signings with Implemented Providers increasing +11.2% from 2023;
•Fee-for-service collections growth of +13.6% year over year, and strong value-based care performance;
•Shared savings of $176.6 million through the Medicare Shared Savings Program (MSSP) for the 2023 performance year, a +34.1% increase from 2022;
•Adjusted EBITDA growth of +25.2% over full-year 2023; and
•Full-year 2024 Net Cash Provided by Operating Activities was $109.3 million compared to $80.8 million in 2023 (+35.3%) with de minimis capital expenditures. Free cash flow (defined as net cash provided by operating activities less capital expenditures, primarily purchases of property and equipment) of $109.3 million (+35.4% year over year), approximately 121% of Adjusted EBITDA.

Key Operating and Non-GAAP Financial Metrics d

	For the Years Ended December 31,
($ in millions)	2024	2023	Change (%)

Implemented Providers	4,789	4,305	11.2%
Attributed Lives	1,256,000	1,120,000	12.1%
Practice Collections	$2,968.0	$2,839.0	4.5%
Care Margin	$403.9	$359.2	12.4%
Platform Contribution	$195.6	$173.5	12.8%
Adjusted EBITDA	$90.5	$72.2	25.2%

Full-Year 2024 Actual Performance versus Guidance d

	Initial FY 2024 Guidance [c]		Updated FY 2024 Guidance [c]	FY 2024
($ in millions)	Low	High	at January 13, 2025	Actual
Implemented Providers	4,650	4,750	High End	4,789
Attributed Lives	1,150,000	1,200,000	Above High End	1,256,000
Practice Collections	$2,775	$2,875	High End	$2,968.0
GAAP Revenue	$1,600	$1,675	High End	$1,736.4
Care Margin	$388	$400	High End	$403.9
Platform Contribution	$180	$188	High End	$195.6
Adjusted EBITDA	$85	$90	High End	$90.5

c.Management had not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit and Net Income. This is because the Company could not have predicted with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions not within our control as well as certain legal or advisory costs, tax costs or other costs that have arisen. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the directly comparable GAAP measures.
d.Reconciliations of Care Margin, Platform Contribution, Adjusted EBITDA and other non-GAAP financial measures are presented in tables near the end of this press release.

Fourth Quarter Performance

	For the Three Months Ended December 31,
($ in millions, except per share amounts)	2024	2023	Change (%)*

Total revenue	$460.9	$440.8	4.6%
Gross profit	$106.1	$90.0	18.0%
Operating income	$5.2	$1.4	269.6%
Net income [e]	$4.4	$2.8	55.0%
Non-GAAP adjusted net income [f]	$26.5	$20.3	30.5%
Net income per share	$0.03	$0.02	50.0%
Non-GAAP adjusted net income per share [f]	$0.21	$0.15	40.0%

*Any slight variations in totals are due to rounding.
e.Net income for the fourth quarter of 2024 included $15.3 million in non-cash stock compensation expense and $2.5 million in legal and other expenses. Net income for the fourth quarter of 2023 included $11.7 million in non-cash stock compensation expense and $2.4 million in legal and other expenses.
f.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics g

	For the Three Months Ended December 31,
($ in millions)	2024	2023	Change (%)

Practice Collections	$792.5	$756.6	4.7%
Care Margin	$107.7	$91.5	17.8%
Platform Contribution	$53.2	$42.3	25.9%
Adjusted EBITDA	$24.9	$17.3	44.0%
g.Reconciliations of Care Margin, Platform Contribution, Adjusted EBITDA and other non-GAAP financial measures are presented in tables near the end of this press release.
Capital Resources and Cash Flow
The Company's balance sheet at December 31, 2024 included $491.1 million of cash and cash equivalents and no debt, compared to cash and cash equivalents of $389.5 million and no debt at December 31, 2023 (+26.1%). Full-year 2024 Net Cash Provided by Operating Activities was $109.3 million compared to $80.8 million in 2023 (+35.3%) with de minimis capital expenditures. Free Cash flow for the year ended December 31, 2024 was $109.3 million compared to $80.7 million in the prior year (+35.4%).

2025 Financial and Business Outlook g h i
Privia Health’s key actions and areas of focus in 2025 include:
•Increasing density and scale in existing states through organic provider growth;
•Continuing to perform in value-based risk arrangements for positive margin contribution in challenging Medicare Advantage (MA) market;
•Achieving operating leverage to drive Adjusted EBITDA growth, and converting at least 80% of Adjusted EBITDA to Free Cash Flow; and

•Pursuing business development efforts to enter new states and expand in existing states to increase overall addressable market.
The Company’s 2025 operating and financial guidance is as follows g h i:

	FY 2024	FY 2025 Guidance [g]		Y-Y % Change from FY 2024
($ in millions)	Actual	Low	High	Low	High
Implemented Providers	4,789	5,200	5,300	8.6%	10.7%
Attributed Lives	1,256,000	1,300,000	1,400,000	3.5%	11.5%
Practice Collections	$2,968.0	$3,150	$3,250	6.1%	9.5%
GAAP Revenue	$1,736.4	$1,800	$1,900	3.7%	9.4%
Care Margin	$403.9	$435	$445	7.7%	10.2%
Platform Contribution	$195.6	$208	$218	6.3%	11.4%
Adjusted EBITDA	$90.5	$105	$110	16.1%	21.6%
•Guidance assumes minimal year-over-year increase in value-based shared savings accruals given current environment
•Guidance assumes no new business development activity or capital deployment
•De minimis capital expenditures expected in full-year 2025
•At least 80% of Adjusted EBITDA expected to convert to free cash flow in full-year 2025
•Effective tax rate expected to be approximately 26-28%
g.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of Gross Profit and Net Income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
h.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
i.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on February 27, 2025, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please dial 888-596-4144 (or 646-968-2525 for international callers) and provide Conference ID 5704885.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.

About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-K is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, our future actions, business plans, objectives and prospects; expectations for new health system and other partnerships; and our future operating or financial performance and projections, including our full year guidance for 2025. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; the Company’s inability to enter into a definitive agreement for its partnership in Ohio; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in Part II, Item 1A, other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(j)
(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Revenue	$460,900	$440,828	$1,736,390	$1,657,737

Operating expenses:
Provider expense	353,164	349,378	1,332,537	1,298,573
Cost of platform	59,769	52,409	227,000	197,663
Sales and marketing	6,462	6,249	26,446	24,732
General and administrative	34,425	29,600	126,157	109,587
Depreciation and amortization	1,832	1,772	7,268	6,533
Total operating expenses	455,652	439,408	1,719,408	1,637,088
Operating income	5,248	1,420	16,982	20,649
Interest income, net	2,774	2,848	10,888	8,372
Income before provision for income taxes	8,022	4,268	27,870	29,021
Provision for income taxes	2,655	1,944	10,826	7,993
Net income	5,367	2,324	17,044	21,028
Less: Net income (loss) attributable to non-controlling interests	968	(514)	2,659	(2,051)
Net income income attributable to Privia Health Group, Inc.	$4,399	$2,838	$14,385	$23,079
Net income income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.04	$0.02	$0.12	$0.20
Net income income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.03	$0.02	$0.11	$0.19
Weighted average common shares outstanding – basic	120,135,843	118,109,663	119,402,749	116,731,406
Weighted average common shares outstanding – diluted	126,422,148	124,831,553	125,614,171	124,686,067

(j) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(k)
(in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$491,149	$389,511
Accounts receivable	316,179	290,768
Prepaid expenses and other current assets	27,495	20,525
Total current assets	834,823	700,804
Non-current assets:
Property and equipment, net	1,242	2,325
Right-of-use asset	4,828	6,612
Intangible assets, net	109,807	107,630
Goodwill	141,615	138,749
Deferred tax asset	26,383	35,200
Other non-current assets	17,085	8,580
Total non-current assets	300,960	299,096
Total assets	$1,135,783	$999,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$81,986	$57,831
Provider liability	364,607	326,078
Operating lease liabilities, current	2,553	3,043
Total current liabilities	449,146	386,952
Non-current liabilities:
Operating lease liabilities, non-current	3,037	5,246
Other non-current liabilities	153	313
Total non-current liabilities	3,190	5,559
Total liabilities	452,336	392,511
Commitments and contingencies
Stockholders’ equity:
Common stock	1,203	1,182
Additional paid-in capital	813,209	753,869
Accumulated deficit	(179,229)	(193,614)
Total Privia Health Group, Inc. stockholders’ equity	635,183	561,437
Non-controlling interest	48,264	45,952
Total stockholders’ equity	683,447	607,389
Total liabilities and stockholders’ equity	$1,135,783	$999,900

(k) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(l)
(in thousands)

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$17,044	$21,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,104	1,174
Amortization of intangibles	6,164	5,359
Stock-based compensation	56,680	37,098
Deferred tax expense	8,817	7,465
Changes in asset and liabilities:
Accounts receivable	(19,824)	(96,877)
Prepaid expenses and other current assets	(8,970)	(6,159)
Other non-current assets and right-of-use asset	(1,721)	(2,418)
Accounts payable and accrued expenses	19,905	4,994
Provider liability	32,942	113,367
Operating lease liabilities	(2,699)	(3,214)
Other long-term liabilities	(160)	(1,032)
Net cash provided by operating activities	109,282	80,785
Cash flows from investing activities
Business acquisitions, net of cash acquired	(6,957)	(42,858)
Other	(5,021)	(113)
Net cash used in investing activities	(11,978)	(42,971)
Cash flows from financing activities
Repurchase of non-controlling interest	—	(5,694)
Proceeds from non-controlling interest	1,653	659
Proceeds from exercised stock options	2,681	8,740
Net cash provided by financing activities	4,334	3,705
Net increase in cash and cash equivalents	101,638	41,519
Cash and cash equivalents at beginning of period	389,511	347,992
Cash and cash equivalents at end of period	$491,149	$389,511

Supplemental disclosure of cash flow information:
Interest paid	$285	$40
Income taxes paid	$3,755	$1,040

(l) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended December 31,		For the Years Ended December 31,
(Dollars in Thousands)	2024	2023	2024	2023
FFS-patient care	$312,295	$272,343	$1,146,156	$976,688
FFS-administrative services	33,525	29,741	125,431	113,154
Capitated revenue	51,852	85,248	212,987	338,729
Shared savings	44,482	39,838	179,202	170,143
Care management fees (PMPM)	16,240	10,615	64,066	50,519
Other revenue	2,506	3,043	8,548	8,504
Total Revenue	$460,900	$440,828	$1,736,390	$1,657,737

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	December 31,
(Dollars in Thousands)	2024	2023
Balance, beginning of period	$67,138	$28,617
Incurred health care costs
Current year	208,341	334,383
Prior years	964	2,436
Total claims incurred	209,305	336,819
Claims Paid
Current year	(157,375)	(270,810)
Prior years	(52,713)	(27,488)
Total claims paid	(210,088)	(298,298)
Balance, end of period	$66,355	$67,138

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(m)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in millions)	2024	2023	2024	2023

Implemented Providers(n)	4,789	4,305	4,789	4,305
Attributed Lives(o)	1,256,000	1,120,000	1,256,000	1,120,000
Practice Collections(p)	$792.5	$756.6	$2,968.0	$2,839.0

(m) Any slight variations in totals are due to rounding.
(n) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(o) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care services as of the end of a particular period.

(p) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

Non-GAAP Financial Measures (q)(r)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2024	2023	2024	2023

Care Margin	$107,736	$91,450	$403,853	$359,164
Platform Contribution	$53,246	$42,282	$195,634	$173,481
Platform Contribution Margin	49.4%	46.2%	48.4%	48.3%
Adjusted EBITDA	$24,886	$17,279	$90,455	$72,228
Adjusted EBITDA Margin	23.1%	18.9%	22.4%	20.1%

(q) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other nonrecurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(r) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(s)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2024	2023	2024	2023
Revenue	$460,900	$440,828	$1,736,390	$1,657,737
Provider expense	(353,164)	(349,378)	(1,332,537)	(1,298,573)
Amortization of intangible assets	(1,603)	(1,477)	(6,164)	(5,359)
Gross Profit	$106,133	$89,973	$397,689	$353,805
Amortization of intangible assets	1,603	1,477	6,164	5,359
Care margin	$107,736	$91,450	$403,853	$359,164
(s) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(t)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2024	2023	2024	2023
Revenue	$460,900	$440,828	$1,736,390	$1,657,737
Provider expense	(353,164)	(349,378)	(1,332,537)	(1,298,573)
Amortization of intangible assets	(1,603)	(1,477)	(6,164)	(5,359)
Gross Profit	106,133	89,973	397,689	353,805
Amortization of intangible assets	1,603	1,477	6,164	5,359
Cost of platform	(59,769)	(52,409)	(227,000)	(197,663)
Stock-based compensation(u)	5,279	3,241	18,781	11,980
Platform Contribution	$53,246	$42,282	$195,634	$173,481
(t) Any slight variations in totals are due to rounding.
(u) Amount represents stock-based compensation expense included under Cost of Platform.

Reconciliation of Net Income to Adjusted EBITDA(v)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2024	2023	2024	2023
Net income	$4,399	$2,838	$14,385	$23,079
Net income (loss) attributable to non-controlling interests	968	(514)	2,659	(2,051)
Provision for income taxes	2,655	1,944	10,826	7,993
Interest income, net	(2,774)	(2,848)	(10,888)	(8,372)
Depreciation and amortization	1,832	1,772	7,268	6,533
Stock-based compensation	15,279	11,669	56,680	37,098
Other expenses(w)	2,527	2,418	9,525	7,948
Adjusted EBITDA	$24,886	$17,279	$90,455	$72,228

(v) Any slight variations in totals are due to rounding.
(w) Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(x)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited; $ in thousands)	2024	2023	2024	2023
Net income	$4,399	$2,838	$14,385	$23,079
Stock-based compensation	15,279	11,669	56,680	37,098
Intangible amortization expense	1,603	1,477	6,164	5,359
Provision for income tax	2,655	1,944	10,826	7,993
Other expenses(y)	2,527	2,418	9,525	7,948
Adjusted net income attributable to Privia Health Group, Inc.	$26,463	$20,346	$97,580	$81,477
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.22	$0.16	$0.82	$0.69
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.21	$0.15	$0.78	$0.64
Weighted average common shares outstanding – basic	120,135,843	118,109,663	119,402,749	116,731,406
Weighted average common shares outstanding – diluted	126,422,148	124,924,442	125,614,171	125,084,821
(x) Any slight variations in totals due to rounding.
(y) Other expenses include employer taxes on equity vesting/exercises, legal, severance and certain non-recurring costs.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (z)

	For the Years Ended December 31,
(unaudited; $ in thousands)	2024	2023
Net cash provided by operating activities	$109,282	$80,785
Capital expenditures	(21)	(113)
Free cash flow	$109,261	$80,672
(z) Any slight variations in totals due to rounding.